                AMERICAN MIDSTREAM PARTNERS, LP
                    POWER OF ATTORNEY

    WHEREAS, the undersigned, in his capacity as a director or officer or both, as the case may be, of
American Midstream Partners, GP, LLC, a Delaware limited liability company (the "General Partner")
which is the general partner of American Midstream Partners, LP, a Delaware limited partnership (the
"Partnership"), may be required to file with the Securities and Exchange Commission (the "Commission")
under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), Forms 3, 4, and 5 ("Forms") relating to the undersigned's holdings of and transaction in securities of the Partnership;

    NOW, THEREFORE, the undersigned, in his capacity as a director or officer or both, as the case may be, of the General Partner, does hereby appoint Michael Croney, Tom Leslie and Eric T.Kalamaras, and each of them severally, as his true and lawful attorney-in-fact or attorneys-in-fact and agent or agents with power to act with or without the other and will full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the General Partner, Forms and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith, if any, and to file the same with the Commission and any stock exchange or similar authority.  Each said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.  The powers and authority of each said attorney-in-fact and agent herein granted shall remain in full force and effect until the undersigned is no longer required to file Forms under the Exchange
Act with respect to securities of the Partnership, unless earlier revoked by the undersigned by giving written notice of such revocation to the General Partner.  The undersigned acknowledges that the said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the General Partner or Partnership assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 20th day of November 2017.

                        /s/ Lynn L. Bourdon, III
                        Lynn L. Bourdon
                        Chairman, President and CEO